Exhibit  3.53

FILED
08 OCT-2 PM 4:35
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

ARTICLES OF ORGANIZATION FOR FLORIDA LIMITED LIABILITY COMPANY

ARTICLE I - Name:

The name of the Limited Liability Company is:

Derm-Rad Investment Company, LLC
(Must end with the words “Limited Liability Company, “L.L.C.,” or “LLC”)

ARTICLE II - Address:

The mailing address and street address of the principal office of the Limited Liability Company is:

Principal Office Address:	Mailing Address:

2234 Colonial Boulvard	2234 Colonial Boulvard
Fort Myers, FL 33907	Fort Myers, Florida 33907

ARTICLE III - Registered Agent, Registered Office, & Registered Agent’s Signature: (The Limited Liability Company cannot serve as its own Registered Agent. You must designate an individual or another business entity with an active Florida registration)

The name and the Florida street address of the registered agent are:

Corporation Service Company
Name

1201 Hays Street
Florida street address (P.O. Box NOT acceptable)

Tallahassee FL 32301
City, State, and Zip

Having been named as registered agent and to accept service of process for the above stated limited liability company at the place designated in this certificate, I hereby accept the appointment as registered agent and agree to act in this capacity. I further agree to comply with the provisions of all statutes relating to the proper and complete performance of my duties, and I am familiar with and accept the obligations of my position as registered agent as provided for in Chapter 608, F.S.,

Corporation Service Company		Kimberly B. Moret
By :	/s/ Kimberly B. Moret	as its agent
Registered Agent’s Signature (REQUIRED)

(CONTINUED)

ARTICLE 1V- Manager(s) or Managing Member(s):

The name and address of each Manager or Managing Member is as follows:

Title:	Name and Address:
“MGR” = Manager
“MGRM” = Managing Member

MGRM	Daniel E. Dosoretz, M.D.
2234 Colonial Bouevard
Fort Myers, Florida 33907

MGR	David N.T. Watson
2234 Colonial Bouevard
Fort Myers, Florida 33907

MGR	Jeffrey A. Pakrosnis
2234 Colonial Bouevard
Fort Myers, Florida 33907

MGR	James H. Rubenstein, M.D.
2234 Colonial Bouevard
Fort Myers, Florida 33907

(Use attachment if necessary)

ARTICLE V: Effective date, if other than the date of filing:                                                 . (OPTIONAL)

(If an effective date is listed, the date must be specific and cannot be more than five business days prior to or 90 days after the date of filing.)

REQUIRED SIGNATURE:

/s/ Authorized Signatory
Signature of a member or an authorized representative of a member.

(In accordance with section 608.408(3), Florida Statutes, the execution of this document constitutes an affirmation under the penalties of perjury that the facts stated herein are true.)

David N.T. Watson
Typed or printed name of signee

Filling Fees:

$125.00 Filing Fee for Articles of Organization and Designation of Registered Agent

$ 30.00 Certified Copy (Optional)

$5.00 Certificate of Status (Optional)

FILED
08 OCT 15 PM 1:35
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

ARTICLES OF AMENDMENT

TO

ARTICLES OF ORGANIZATION

OF

DERM-RAD INVESTMENT COMPANY LLC

(A Florida Limited Liability Company)

The Articles Organization for this Limited Liability Company were filed on October 2, 2008 and assigned Florida document number: L08000093539.

ARTICLE IV—Manager(s) or Managing Member(s): is hereby amended as follows:

TITLE:	NAME AND ADDRESS:	TYPE OF ACTION

MGR = Manager
MGRM=Managing Member

MGR:	Radiation Therapy Services. Inc.	Add
2234 Colonial Boulevard
Fort Myers. FL 33907

MGRM:	Daniel E. Dosoretz, M.D.	Remove
2234 Colonial Boulevard
Fort Myers. FL 33907

MGR:	David N.T. Watson	Remove
2234 Colonial Boulevard
Fort Myers. FL 33907

MGR:	Jeffrey A. Pakrosnis	Remove
2234 Colonial Boulevard
Fort Myers. FL 33907

MGR:	James Rubenstein. M.D.
	2234 Colonial Boulevard	Remove
Fort Myers. FL 33907

IN WITNESS WHEREOF, the undersigned executed this Articles of Amendment as of the 14th day of October 2008.

/s/ Daren Stamp
Name: Daren Stamp
Authorized Person